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                                                                     Exhibit 5.1

                  [Oppenheimer Wolff & Donnelly LLP Letterhead]

August 21, 2000


VidaMed, Inc.
46107 Landing Parkway
Fremont, California  94538

Re:      VidaMed, Inc.
         Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to VidaMed, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 1,900,000 shares of common stock, $.001 par value per share (the "Common Stock") of the Company issuable under the Company's 1992 Stock Plan; (2) 100,000 shares of Common Stock of the Company issuable under the Company's 1995 Director Option Plan; and (3) 200,000 shares of Common Stock of the Company issuable under the Company's 1995 Employee Stock Purchase Plan, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 21, 2000 (the "Registration Statement"). The 1,900,000 shares of Common Stock of the Company issuable under the Company's 1992 Stock Plan, 1995 Director Option Plan and 1995 Employee Stock Purchase Plan (collectively, the "Plans") are collectively referred to herein as the "Shares."

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plans as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of California, the Delaware General Corporation Law and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.
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We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly LLP

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